ORION S.A.

Exhibit 99.1
Orion S.A. Reports Second Quarter Earnings
HOUSTON—August 5, 2026—Orion S.A. (NYSE: OEC), a specialty chemical company, today reported Second Quarter 2026 Net sales of $501 million, a 7% improvement from the prior year, as 9% higher average year-over-year oil prices and 2% favorable foreign currency translation were partly offset by 2% lower pricing, 1% reduced volumes and adverse product mix in the Rubber Carbon Black segment.
During the quarter, Orion generated a consolidated Net income of $2 million and Adjusted EBITDA of $58 million, a 26% sequential improvement. Demand trends that strengthened late in the first quarter continued throughout the second quarter, particularly in our higher-margin Western regions, and helped more than offset softer conditions in Asia.
Strong execution on working capital initiatives coupled with normal seasonal improvement contributed to second quarter operating cash flow of $27 million and free cash flow of $2 million despite higher average oil-derived feedstock costs.
Other Highlights
•Exceptional year-to-date global safety performance
•Robust Specialty segment earnings, led by Europe, Middle East and Africa (“EMEA”) region
•Nimble response to customer needs against dynamic backdrop, underscores the value of Orion’s localized supply
•Formulaic pass-through mechanisms performing; Strong execution on additional pricing actions
•Ongoing cost saving initiatives delivering; on track for full year benefit of $20 million
•Continued progress on working capital initiatives, improved free cash flow metrics
•On track for full year capital expenditures of $90 million
•Net debt-to-trailing twelve–month (“TTM”) Adjusted EBITDA ratio of 4.4x at quarter end
•Ended the quarter with liquidity of $178 million
“Our second quarter Adjusted EBITDA of $58 million represents a 26% sequential improvement and reflects the inherent resilience of our business. We remain on track to achieve our full year earnings expectations. I continue to be proud of our team’s responsiveness, agility and overall dedication to execution, especially considering the dynamic backdrop including the Middle East conflict. Building on these encouraging Q2 results, we are intensifying our focus on a variety of initiatives to drive improvement in Orion’s key financial metrics, most notably earnings and free cash flow,” stated Corning Painter, Chief Executive Officer.
“The company’s overall sequential improvement was led by our Specialty segment, which delivered 44% higher Adjusted EBITDA compared to the first quarter. This segment’s recovery was most pronounced in the EMEA region, reflecting good demand for our high-margin premium products, overcoming moderating Asia regional demand trends in the quarter,” continued Painter. “Encouragingly, our sequential progress was without our Rubber segment seeing any meaningful benefit, yet, from

ORION S.A.
recently implemented duties in the EU and 232 tariffs in the U.S., which we continue to believe – and our customers believe – will ultimately support local tire manufacturing rates in these key western regions.”
“We are making good progress on our working capital initiatives. The team’s efforts in working capital made the difference in our cash flow performance during the second quarter, offsetting the headwind of higher average oil prices to generate a modest source of cash, which exceeded our prior expectations for the quarter. Positive cash flow generation for debt reduction remains our most important financial priority,” added Jon Puckett, Chief Financial Officer.
Second Quarter 2026 Overview:

	Three Months Ended June 30,
(In millions, except per share data or stated otherwise)	2026	2025
Net Sales
Specialty Carbon Black	184.8	158.1
Rubber Carbon Black	316.1	308.3
Total	500.9	466.4

Net income	1.8	9.0
Adjusted Net income(1)	7.9	18.2

Segment Measures—Adjusted EBITDA(1)
Specialty Carbon Black	39.0	19.9
Rubber Carbon Black	19.2	48.9
Total	58.2	68.8

Basic EPS	0.03	0.16
Diluted EPS	0.03	0.16
Adjusted Diluted EPS(1)	0.14	0.32
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.
Specialty Carbon Black
Specialty segment demand strength persisted in key western regions across the second quarter but softened in Asia on curtailed restocking demand activity in the Asian polymer end market. Segment Net sales increased 17% year over year, driven by 8% higher pricing, mainly on higher year-over-year oil prices, 4% favorable product mix, 3% benefit from higher volumes and a 2% benefit from foreign exchange. Segment Adjusted EBITDA increased 96% from the prior year quarter, driven primarily by beneficial pricing across most products and regions, supported by higher oil prices, and volume improvement in premium grades and in our highest-margin regions. Foreign currency effects were slightly favorable year over year.
Rubber Carbon Black
Rubber segment demand trends in the second quarter reflected softer year-over-year tire end-market build rates, down modestly in our key geographic markets, as our local customers continue to be impacted by elevated imports, residual surplus channel inventories as well as modest tire end-market sell-through trends. Segment Net sales increased by 3% year over year on 5% higher pricing, driven by a 9% benefit from the pass-through effects of higher year-over-year oil prices which more than offset lower contractual pricing. Volumes and customer mix were each lower by 3%, partially offset by a 3% foreign currency translation benefit. Rubber segment Adjusted EBITDA decreased 61% in the second quarter, driven primarily by lower

ORION S.A.
contractual pricing agreements for 2026, unfavorable customer mix and the impact of an intentional inventory draw. Favorable foreign currency translation only modestly offset these headwinds.
Cash Flow and Balance Sheet
Second Quarter 2026 Operating cash flow was $27 million, despite higher feedstock costs, on working capital initiatives that contributed $4 million to cash flow in the quarter. Capex was $25 million in the second quarter, $11 million less than the prior quarter, resulting in free cash flow of $2 million in the quarter. We finished the quarter with net debt of $961 million, a net debt-to-Adjusted EBITDA ratio of 4.4x and liquidity of $178 million.
Outlook
“We are focused on what we can control amid the current volatile geopolitical macro environment and are comfortable reaffirming our 2026 Adjusted EBITDA guidance range of $170 to $210 million. Additionally, considering our successful efforts around working capital along with the expected easing of global oil prices in the second half, we are increasing our full year free cash flow guidance range to a free cash outflow of $10 million to a positive free cash flow of $20 million. This is a $43 million improvement, at the midpoint, compared to our prior guidance,” Painter concluded.

ORION S.A.
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Thursday, August 6, 2026, at 8:30 a.m. (EST). The dial-in details for the live conference call are as follows:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers Thursday, August 20, 2026:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13760849
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com.
To learn more about Orion, visit the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
Contact:

Investor Relations	Media - U.S.
Christopher Kapsch	William Foreman
+1 281-318-4413	+1 832-445-3305
christopher.kapsch@orioncarbons.com	william.foreman@orioncarbons.com
About Orion S.A.
Orion S.A. (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialties, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability and add UV protection. Orion has innovation centers on three continents and 14 plants worldwide, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit orioncarbons.com.
Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook” section above. These statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions.
Forward-looking statements are typically identified by words such as “anticipate,” “assume,” “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “guidance,” “probably,” “project,” “will,”

ORION S.A.
“seek,” “target,” “to be” and other words of similar meaning. These forward-looking statements include, without limitation, statements about the following matters:
•our profit and cash flow projections;
•our compliance with regulatory changes in certain countries;
•the outcome of any in-progress, pending or possible litigation or regulatory proceedings;
•the impact of adoption of new ASUs on our financial results;
•the sufficiency of our cash on hand, cash provided by operating activities and borrowings to pay our operating expenses, satisfy our contractual and lease obligations (including debt obligations) and fund capital expenditures; and
•our projections and expectations for pricing, financial results and performance in 2026 and beyond.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others:
•negative or uncertain worldwide economic conditions and developments;
•the escalating military conflict between the United States and Iran and geopolitical tension in the Middle East, the Russia-Ukraine war and the growing tension between China and Taiwan;
•disruptions in the supply and the volatility of the pricing of carbon black oil feedstock and natural gas (including due to geopolitical conflicts), which could adversely affect our production volumes, margins and results of operations;
•our capital needs and ability to obtain required financing for our operations and working capital needs, particularly in the short term;
•the operational risks inherent in chemicals manufacturing, including but not limited to disruptions due to technical difficulties, severe weather conditions, natural disasters, pandemics, or otherwise;
•unanticipated impacts of our plans and strategies, including possible future decisions to discontinue or reduce production at certain facilities;
•our dependence on major customers and suppliers;
•further changes and uncertainty in the geopolitical environment or government policy, including related to tariffs, counter-tariffs and other trade barriers;
•our ability to compete in the industries and markets in which we operate;
•our ability to successfully develop new products and technologies;
•our ability to effectively implement our business strategies;
•the volatility of costs, quality and availability of raw materials and energy;
•our ability to realize benefits from investments, joint ventures, acquisitions or alliances;
•our ability to realize benefits from, and changes in plan with respect to, plant capacity expansions and capital investments such as site development projects;
•any information technology systems failures, network disruptions and breaches of data security, including via third-party systems or using emerging technologies such as artificial intelligence;
•our exposure to political or country risks inherent in doing business globally;
•the rapidly changing geopolitical environment, conflicts, growing tension between U.S. and other countries, and/or any other escalations that may impact energy costs and raw material availability or cause other economic disruptions;
•our ability to comply with complex environmental, health and safety laws and regulations, and current and any possible future investigations and enforcement actions by governmental, supranational agencies or other organizations;

ORION S.A.
•environmental, social and governance matters, including regulations requiring a reduction of greenhouse gas emissions or that impose additional taxes or fees on emissions as well as increased awareness and adverse publicity about potential impacts on climate change by us;
•changes in regulations for carbon black as a nano-scale material;
•our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases as well as other accidents;
•any changes in European Union regulations or similar international regulations on chemical carbon that will affect our ability to market and sell our products;
•any market or regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy;
•any litigation or legal proceedings, including product liability, environmental or asbestos related claims;
•our ability to protect our intellectual property rights and know-how;
•risks associated with our financial leverage;
•restrictive effects of the covenants in our debt instruments;
•any deterioration in our financial position or downgrade of our ratings by credit rating agencies;
•any disruptive changes in international and local economic conditions, dislocations in credit and capital markets and inflation or deflation;
•our ability to generate the funds required to service our debt and finance our operations;
•any fluctuations in foreign currency exchange or interest rates;
•the availability and efficiency of hedging for certain risks;
•any potential impairments or write-offs of certain assets;
•any required increases in our pension fund or retirement-related contributions;
•the adequacy of our insurance coverage;
•any challenges to our decisions and assumptions in assessing and complying with our tax obligations;
•any changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions;
•the ability to pay dividends on our Common stock at historical rates or at all;
•the difference between our stockholders’ rights and rights of stockholders of a U.S. corporation;
•the potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion S.A. (a Luxembourg incorporated entity) in the U.S. or elsewhere outside Luxembourg;
•the difference between Luxembourg & European insolvency laws from U.S. insolvency laws;
•our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; and
•our ability to recruit or retain key management and personnel.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors” in our Annual Report in Form 10-K for the year ended December 31, 2025 and Note Q. Commitments and Contingencies to our audited Consolidated Financial Statements included therein regarding contingent liabilities, including litigation, as well as in our latest Quarterly Reports on
Form 10-Q and our other filings and submissions on Form 8-K with the Securities and Exchange Commission. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “Outlook” and “Quarterly Business Segment Results” sections above - as a result of new information, future events or other information, other than as required by applicable law.

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Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures, see section “Reconciliation of Non-GAAP Financial Measures” below.
These non-GAAP measures include, but are not limited to EBITDA, Adjusted EBITDA, Free cash flow, Working capital, adjusted earnings per share as well as Net income (loss) (“Adjusted Diluted EPS”), Net debt and Net leverage Ratio.
We define Adjusted EBITDA as Income from operations before depreciation and amortization, stock-based compensation, and non-recurring items (such as, restructuring expenses, Goodwill impairment, Loss (recovery) due to misappropriation of assets, net, etc.) plus Earnings in affiliated companies, net of tax. We define Free cash flow as Net cash provided by operating activities less Net cash used in investing activities. We define Net working capital as inventories, net plus Accounts receivable, net minus Accounts payable. We define Net debt as Total Gross debt less Cash and cash equivalents. We define Net leverage Ratio as Net debt divided by trailing twelve months Adjusted EBITDA.
We define Adjusted earnings per share (EPS) as earnings, adjusted for stock based compensation, non-recurring items (such as, restructuring expenses, Goodwill impairment, Loss (recovery) due to misappropriation of assets, net, etc.), intangible assets amortization, foreign exchange rate impacts and an estimated tax effect on add back items, divided by Weighted average number of diluted ordinary shares.
Our operations are managed by senior executives who report to our Chief Executive Officer (“CEO”), the chief operating decision maker (“CODM”). Adjusted EBITDA is used by our CODM to evaluate our operating performance and to make decisions regarding allocation of capital, because it excludes the effects of items that have less bearing on the performance of our underlying core business. We use this measure, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing our business. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA provides a useful additional basis for evaluating and comparing the current performance of the underlying operations.
We believe our non-GAAP measures are useful measures of financial performance in addition to Net income, Income from operations and other profitability measures under GAAP, because they facilitate operating performance comparisons from period to period. In addition, we believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business.
Other companies and analysts may calculate non-GAAP financial measures differently, so making comparisons among companies on this basis should be done carefully. Non-GAAP measures are not performance measures under GAAP and should not be considered in isolation or construed as substitutes for Net sales, Net income, Income from operations, Gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.
With respect to Adjusted EBITDA and Free cash flow outlook for 2026, we are not able to reconcile the forward-looking non-GAAP financial measures to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.

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Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
	Unaudited		Unaudited

Net sales	$500.9	$466.4	$960.4	$944.1
Cost of sales	407.9	368.0	788.2	747.6
Gross profit	93.0	98.4	172.2	196.5
Selling, general and administrative expenses	62.7	57.7	121.8	116.1
Research and development costs	7.2	6.5	14.5	13.1
Other expenses, net	1.8	2.1	3.2	4.0
Income from operations	21.3	32.1	32.7	63.3
Interest and other financial expense, net	16.3	19.1	31.0	32.8
Income before earnings in affiliated companies and income taxes	5.0	13.0	1.7	30.5

Income tax expense	3.4	4.6	10.1	13.5
Earnings in affiliated companies, net of tax	0.2	0.6	0.3	1.1
Net income (loss)	$1.8	$9.0	$(8.1)	$18.1

Weighted-average shares outstanding (in thousands):
Basic	56,292	56,153	56,333	56,603
Diluted	57,271	56,320	56,333	56,829
Earnings (loss) per share:
Basic	$0.03	$0.16	$(0.14)	$0.32
Diluted	$0.03	$0.16	$(0.14)	$0.32

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Consolidated Statements of Financial Position

(In millions, except share amounts)	June 30, 2026	December 31, 2025

ASSETS
Current assets
Cash and cash equivalents	$50.8	$60.7
Accounts receivable, net	300.4	213.6
Inventories, net	275.5	277.3
Income tax receivables	30.3	25.3
Prepaid expenses and other current assets	76.6	66.9
Total current assets	733.6	643.8
Property, plant and equipment, net	1,045.4	1,069.6
Right-of-use assets	129.5	125.8
Intangible assets, net	9.9	14.2
Investment in equity method affiliates	13.6	13.1
Deferred income tax assets	28.3	20.5
Other assets	26.7	20.6
Total non-current assets	1,253.4	1,263.8
Total assets	$1,987.0	$1,907.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$218.0	$197.0
Current portion of long term-debt and other financial liabilities	356.8	305.0
Accrued liabilities	74.3	50.1
Income taxes payable	8.5	20.2
Other current liabilities	58.0	54.1
Total current liabilities	715.6	626.4
Long-term debt, net	652.9	674.5
Employee benefit plan obligation	57.4	58.4
Deferred income tax liabilities	43.1	28.0
Other liabilities	137.7	135.7
Total non-current liabilities	891.1	896.6
Stockholders' equity
Common stock
Authorized: 65,992,259 and 65,992,259 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 56,522,699 and 56,154,794 shares	85.3	85.3
Treasury stock, at cost, 4,469,560 and 4,837,465 shares	(78.0)	(90.8)
Additional paid-in capital	71.1	80.2
Retained earnings	370.6	382.2
Accumulated other comprehensive loss	(68.7)	(72.3)
Total stockholders' equity	380.3	384.6
Total liabilities and stockholders' equity	$1,987.0	$1,907.6

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Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(In millions)	2026	2025

Cash flows from operating activities:
Net income (loss)	$(8.1)	$18.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	65.6	63.5
Amortization of debt issuance costs	2.4	0.8
Stock based compensation	4.4	6.3
Deferred tax (benefit) provision	7.9	(17.5)
Foreign currency transactions	3.4	(8.3)
Changes in operating assets and liabilities, net:
Trade receivables	(91.6)	(39.7)
Inventories	(4.3)	26.9
Trade payables	46.3	(1.1)
Other provisions	26.4	(10.6)
Income tax liabilities	(15.6)	6.3
Other assets and liabilities, net	(21.9)	9.4
Net cash provided by operating activities	14.9	54.1
Cash flows from investing activities:
Acquisition of property, plant and equipment	(61.5)	(71.4)
Net cash used in investing activities	(61.5)	(71.4)
Cash flows from financing activities:
Repayments of long-term debt	(14.3)	(4.4)
Payments for debt issue costs	(4.7)	—
Cash inflows related to current financial liabilities	122.0	97.8
Cash outflows related to current financial liabilities	(62.5)	(52.2)
Dividends paid to stockholders	(2.3)	(2.4)
Repurchases of Common stock	(0.8)	(24.8)
Net cash provided by financing activities	37.4	14.0
Decrease in cash, cash equivalents and restricted cash	(9.2)	(3.3)
Cash, cash equivalents and restricted cash at the beginning of the period	61.2	44.7
Effect of exchange rate changes on cash	0.3	2.7
Cash, cash equivalents and restricted cash at the end of the period	52.3	44.1
Less restricted cash at the end of the period	1.5	1.5
Cash and cash equivalents at the end of the period	$50.8	$42.6

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Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure:
Reconciliation of Net income (loss) to Adjusted EBITDA:

Reconciliation of profit	Second Quarter		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025

Net income (loss)	$1.8	9.0	(8.1)	18.1
Add back Income tax expense	3.4	4.6	10.1	13.5
Add back Equity in earnings of affiliated companies, net of tax	(0.2)	(0.6)	(0.3)	(1.1)
Income before earnings in affiliated companies and income taxes	5.0	13.0	1.7	30.5
Add back Interest and other financial expense, net	16.3	19.1	31.0	32.8
Income from operations	21.3	32.1	32.7	63.3
Add back Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	32.9	32.0	65.6	63.5
EBITDA	54.2	64.1	98.3	126.8
Equity in earnings of affiliated companies, net of tax	0.2	0.6	0.3	1.1
Long term incentive plan	3.0	3.6	4.4	6.3
Other adjustments	0.8	0.5	1.3	0.8
Adjusted EBITDA	$58.2	$68.8	104.3	135.0
Reconciliation of Net income (loss) to Adjusted net income and Diluted Earnings (loss) per share to Adjusted Diluted Earnings (loss) per share:

Adjusted EPS	Second Quarter		Six Months Ended June 30,
(In millions, except per share amounts)	2026	2025	2026	2025

Net income (loss)	$1.8	$9.0	$(8.1)	$18.1
add back long term incentive plan	3.0	3.6	4.4	6.3
add back other adjustment items	0.8	0.5	1.3	0.8
add back intangible assets amortization	2.0	1.9	4.0	3.7
add back foreign exchange rate impacts	1.6	6.7	2.0	6.8
add back amortization of transaction costs	1.2	0.4	2.4	0.8
Tax effect on add back items at estimated tax rate	(2.5)	(3.9)	(4.2)	(5.5)
Adjusted Net income	$7.9	$18.2	$1.8	$31.0

Total add back items	$6.1	$9.2	$9.9	$12.9
Impact add back items per share	$0.11	$0.16	$0.17	$0.23
Earnings (loss) per share (diluted)	$0.03	$0.16	$(0.14)	$0.32
Adjusted Diluted EPS	$0.14	$0.32	$0.03	$0.55

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Reconciliation of Net cash provided by (used in) operating activities to Free Cash flow:

Free cash flow		Three Months Ended March 31,	Three Months Ended June 30,	Six Months Ended June 30,
(In millions)		2026	2026	2026

1	Net cash provided by (used in) operating activities	$(12.4)	$27.3	$14.9
2	Net cash used in investing activities	(36.1)	(25.4)	(61.5)

1 + 2	Free cash flow	$(48.5)	$1.9	$(46.6)
Reconciliation of Change in Cash from Working capital:

Change in Cash from Working capital	Three Months Ended March 31,	Three Months Ended June 30,	Six Months Ended June 30,
(In millions)	2026	2026	2026

Changes in operating assets and liabilities, net:
Trade receivables	$(60.2)	$(31.4)	$(91.6)
Inventories	21.9	(26.2)	(4.3)
Trade payables	(15.2)	61.5	46.3

Change in Cash from Working capital	$(53.5)	$3.9	$(49.6)
Reconciliation of Debt to Net leverage Ratio:

Net leverage ratio		June 30	December 31
(In millions, except ratio)		2026	2025

	Term Loans (non-current)	$620.1	$636.7
	China Term Loan (non-current)	33.8	39.3
	Other short-term debt and obligations	342.6	289.8
	Term Loans (current)	1.5	3.0
	China Term Loan (current)	13.5	13.1
	Total gross debt	1,011.5	981.9
	Less: Cash and cash equivalents	50.8	60.7
1	Net debt	$960.7	$921.2

2	Adjusted EBITDA (Trailing twelve months)	$217.3	$248.0

1 ÷ 2	Net leverage ratio	4.4	3.7

Adjusted EBITDA (Trailing twelve months)
(In millions)

Adjusted EBITDA Trailing twelve months as of December 31, 2025	$248.0
Less: Adjusted EBITDA as of June 30, 2025	135.0
Add: Adjusted EBITDA as of June 30, 2026	104.3

Adjusted EBITDA (Trailing twelve months)	$217.3